SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant |_|
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      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
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|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                       NASTECH PHARMACEUTICAL COMPANY INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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      paid previously. Identify the previous filing by registration number, or
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

                       NASTECH PHARMACEUTICAL COMPANY INC.
                                 45 Adams Avenue
                            Hauppauge, New York 11788

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD JUNE 6, 2002 AT 10:30 A.M.

           TO THE STOCKHOLDERS OF NASTECH PHARMACEUTICAL COMPANY INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NASTECH PHARMACEUTICAL COMPANY INC. (the "Company") will be held on Thursday, June 6, 10:30 AM Eastern Daylight Time, at The New York Helmsley Hotel, 212 East 42nd Street, New York, NY 10017 to consider and vote on the following proposals:

      1.    To elect seven (7) directors, each to hold office for a term of one
            (1) year or until their respective successors shall have been duly elected or appointed;

      2. To ratify the appointment of KPMG LLP as the Company's independent auditors for the year ending December 31, 2002;

      3. To consider and approve the Company's 2002 Stock Option Plan (the "2002 Plan") and reserve 1,400,000 shares of the Company's Common Stock for issuance under the 2002 Plan; and

      4. To transact such other business as may properly come before the meeting.

      Only holders of shares of Common Stock of record on the Company's books at the close of business on May 5, 2002 will be entitled to vote at the meeting. All such stockholders are requested to be represented at the meeting either in person or by proxy. The stock transfer books will not be closed.

      Enclosed is a copy of the Annual Report for the year ended December 31, 2001 along with a proxy statement and a proxy card.

      It is desirable that all holders of Common Stock of the Company be represented at the meeting either in person or by proxy.

      SUCH STOCKHOLDERS WHO CANNOT ATTEND THE MEETING IN PERSON ARE REQUESTED TO DATE AND EXECUTE THEIR PROXIES AND RETURN THEM TO THE COMPANY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.

                                             By Order of the Board of Directors,


                                             Bruce R. Thaw,
                                             Secretary
April 30, 2002
Hauppauge, New York

                       NASTECH PHARMACEUTICAL COMPANY INC.
                                 45 Adams Avenue
                            Hauppauge, New York 11788

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                             To be held June 6, 2002

SOLICITATION AND REVOCATION OF PROXIES

      This Proxy Statement is furnished in connection with the solicitation of proxies by the management of NASTECH PHARMACEUTICAL COMPANY INC. (the "Company"), a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on June 6, 2002 and at any postponements or adjournments thereof. This material is first being mailed to stockholders on or about May 6, 2002.

      The cost of such solicitation will be borne by the Company. The Company may also agree to pay banks, brokers, nominees and other fiduciaries their reasonable charges and expenses incurred in forwarding the proxy material to their principles.

      A form of proxy is enclosed for use at the meeting. The issuance of a proxy by a stockholder will not affect his right to vote his shares if he attends the meeting and desires to vote in person. A proxy may be revoked at any time prior to the voting thereof, but a revocation will not be effective unless notice thereof is received, in writing, by the Secretary of the Company prior to such voting. All such shares represented by effective proxies on the enclosed form received by the Company will be voted at the meeting or any adjourned session thereof in accordance with the terms of such proxies. If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation will be voted FOR all directors and proposals contained therein. Proxies marked "abstain" will be treated as present for the purpose of determining a quorum but will not be voted with respect to any proposal marked "abstain." Broker "non-votes" will not be voted for or against any of these proposals, will not be counted as present, and will have no effect on any of these proposals.

BENEFICIAL OWNERSHIP OF SECURITIES AND VOTING RIGHTS

      Shares of Common Stock, of which 10,034,541 shares were outstanding as of March 31, 2002, are the only voting securities of the Company. Each share is entitled to one vote and a vote of a majority of the shares present, or represented, and entitled to vote at the meeting is required to approve each proposal to be acted upon at the meeting. Only holders of shares of Common Stock of the Company of record on its books at the close of business on May 3, 2002 will be entitled to notice of, and to vote at the meeting. Any such stockholder may vote his shares either in person or by his duly authorized proxy.

      The following table sets forth as of March 31, 2002 certain information as to persons known to the Company who may be deemed to be beneficial owners of more than five percent of the outstanding shares of the Company's Common Stock, each director and officer of the Company, and all directors and officers of the Company as a group:

                                             Amount and
                                              Nature of          Percentage of
                                             Beneficial       Outstanding Shares
Name of Beneficial Owner (1)                Ownership (2)          Owned (3)

SAFECO Asset Management Co.(4)                 1,245,000            12.4%
Dr. Steven C. Quay (5)                           739,513             7.4%
Devin N. Wenig (6)                               681,940             6.8%
Bruce R. Thaw (7)                                198,041             2.0%
Alvin Katz (8)                                   149,500             1.5%
Carol Wenig (9)                                  112,135             1.1%
Grant W. Denison, Jr. (10)                        75,000               *
John V. Pollock (11)                              73,333               *
David Wormuth (12)                                26,667               *
Andrew P. Zinzi (13)                              86,267               *
Dilip Worah                                           --               *
Dr. Ian Ferrier                                       --               *

All Officers and Directors as a Group          2,142,396            21.4%
  (11 persons)

*     Represents less than 1% of the outstanding shares of the Company's Common
      Stock.

(1) The addresses of all persons other than SAFECO and Messrs. Bruce R. Thaw, and Alvin Katz is c/o the Company. The address of SAFECO is c/o State Street Bank & Trust Co., 225 Franklin Street, Boston, MA 02101, Attn: Ana Barnes; the address of Bruce R. Thaw is 45 Banfi Plaza, Farmingdale, NY; and the address of Alvin Katz is 301 N. Birch Rd., Fort Lauderdale, FL.

(2) All shares are owned beneficially and of record unless indicated otherwise. Includes 790,407 shares issuable pursuant to outstanding stock options with the Company, which may be exercised within 60 days of the date of this Report.

(3) Does not give effect to the exercise of the Underwriter's Warrants, warrants issued in connection with the Equity Financing Agreement and 1,006,569 shares of Common Stock reserved for issuance under the Company's stock option plan.

(4) SAFECO Asset Management Company is the investment manager for two investment funds which are the owners of record of the shares and has sole voting power and investment discretion over the shares held by such investment funds.

(5) Includes 145,573 shares issuable pursuant to outstanding stock options with the Company, which may be exercised within 60 days of the date of this Report.

(6) Includes 175,000 shares issuable pursuant to outstanding stock options with the Company, which may be exercised within 60 days of the date of this Report, and 166 shares held by members of Mr. Wenig's immediate family.

(7) Includes 120,000 shares issuable pursuant to outstanding stock options with the Company, which may be exercised within 60 days of the date of this Report.

(8) Includes 60,000 shares issuable pursuant to outstanding stock options with the Company, which may be exercised within 60 days of the date of this Report.

(9) Includes 40,000 shares issuable pursuant to outstanding stock options with the Company, which may be exercised within 60 days of the date of this Report.

(10) Includes 75,000 shares issuable pursuant to outstanding stock options with the Company, which may be exercised within 60 days of the date of this Report.

(11) Includes 70,000 shares issuable pursuant to outstanding stock options with the Company, which may be exercised within 60 days of the date of this Report.

(12) Includes 26,667 shares issuable pursuant to outstanding stock options with the Company, which may be exercised within 60 days of the date of this Report.

(13) Includes 78,167 shares issuable pursuant to outstanding stock options with the Company, which may be exercised within 60 days of the date of this Report, and 600 shares owned by members of Mr. Zinzi's immediate family.

COMPENSATION OF DIRECTORS

      The Company's outside directors do not receive cash remuneration. For services rendered, each eligible non-employee director received 10,000 stock options to purchase the Company's Common Stock. Further, certain eligible directors will be granted 10,000 stock options annually, effective at the time of the Annual Meeting of Stockholders, at an option exercise price equal to the market value of the Company's Common Stock at date of grant.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

      Certain officers of the Company have employment agreements that provide base compensation, annual incentive compensation, severance payable in the event of a change in control and the acceleration of option vesting under certain conditions. Generally, the term "change in control" is defined for purposes of these agreements as: (i) the acquisition by any person, as defined, of 50% or more of the Company's voting securities, (ii) a turnover in the majority of the Board of Directors in any period, (iii) a reorganization, merger or consolidation after which the Company's shareholders hold 60% or less of the voting securities of the surviving entity, or (iv) the liquidation of the Company or sale or other disposition of all or substantially all of its assets.

      Dr. Vincent D. Romeo, the Company's former President and Chief Executive Officer who died on May 1, 2000, had an employment contract that provided certain benefits upon death, including accrued compensation. The aggregate total of these benefits approximate $284,000. Further, Dr. Romeo's stock options were immediately vested and exercisable over a defined period.

      The Company's President and Chief Executive Officer, Dr. Steven C. Quay, had an employment agreement that was set to expire on August 8, 2003, from which he received base compensation of $300,000 per year, and annual incentive compensation of up to $50,000 based on the achievement of certain business objectives of the Company. In connection with this agreement, Dr. Quay was issued 600,000 stock options at exercise prices at or above market, which vest over a three year period. Dr. Quay's employment agreement was amended and restated effective May 2, 2002. The amended and restated agreement expires on December

31, 2005, unless it is extended by written agreement between the parties. Under the amended employment agreement, Dr. Quay will receive base compensation of $325,000 per year, with provisions for increases of 10% per year beginning on January 1, 2003. Dr. Quay will also be entitled to an annual incentive compensation of between $0 and $200,000 per year (subject to adjustment by the board) based on the achievement of certain performance levels in each of several pre-designated performance areas. In connection with the amendment to Dr. Quay's employment agreement, Dr. Quay has been granted 900,000 stock options under the 2002 Plan (subject to stockholder approval of the 2002 Plan). The first 800,000 options have an exercise price equal to the market price of the Company's Common Stock on the date of grant and will vest as follows: (i) 200,000 options vested on execution of the amended employment agreement, (ii) 200,000 options will vest on August 8, 2003, (iii) 200,000 options will vest on August 8, 2004, (iv) 200,000 options will vest on August 8, 2005. The remaining 100,000 stock options have an exercise price equal to $25.00 per share and will vest on January 1, 2006 if and only if, on or before December 31, 2005, the Company and Dr. Quay agree upon terms for the continued service by Dr. Quay as President and Chief Executive Officer of the Company until at least December 31, 2007.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Company's Compensation Committee presently consists of John V. Pollock, Devin Wenig and Alvin Katz, all outside directors of the Company. The Compensation Committee is responsible for reviewing and approving the compensation of all executive officers of the Company and administering and/or interpreting the Company's stock option plan. The Compensation Committee held one meeting in 2001.

IDENTIFICATION OF EXECUTIVE OFFICERS

      The executive officers of the Company, and certain information about them as of April 30, 2002, are listed below:

Name                     Age         Position                    Officer Since
----                     ---         --------                    -------------
Dr. Steven C. Quay       51          President and Chief         2000
                                     Executive Officer

Dilip M. Worah           51          Chief Science Officer       2001

David E. Wormuth         56          Senior Vice President,      2001
                                     Operations

      Dr. Steven C. Quay. Dr. Quay has been employed by the Company since August 2000 as the Company's Chairman of the Board, President and Chief Executive Officer. In 1999, Dr. Quay founded and was Chairman, President and CEO of Atossa Healthcare, Inc., which focused on the development of a proprietary platform of diagnostics and treatments related to breast cancer risk assessment and therapeutics and other women's health care products. Atossa was acquired by Nastech in August 2000. In 1991, Dr. Quay founded SONUS Pharmaceuticals, Inc., a company engaged in the research and development of drug delivery systems and oxygen delivery products based on its emulsion and surfactant technology, where he served as Chief Executive Officer, President and a director until June 1999. In 1984, Dr. Quay founded Salutar, Inc. to develop contrast agents for magnetic resonance imaging. Two pharmaceuticals, OmniScan(R) and TeslaScan(R), were invented by Dr. Quay at Salutar and are now FDA-approved for sale in the United States and other countries. Dr. Quay has authored more than 100 papers in diagnostic imaging, oncology and biochemistry and has received 40 US patents. Dr. Quay is a member of numerous professional societies, including the American Medical Association, the American Society for Biochemistry and Molecular biology, the Society of Magnetic Resonance in Medicine, the American Society for Echocardiology, and the American Institute for Ultrasound Medicine. Dr. Quay graduated from the University of Michigan Medical School, where he received an M.D., M.A. and Ph.D. in Biological Chemistry in 1974 and 1975, respectively. Dr.

Quay did post-graduate work in the chemistry department at the Massachusetts Institute of Technology, and received his residency training at the Massachusetts General Hospital, Harvard Medical School. From 1980 to 1986 he was a faculty member at Stanford University School of Medicine.

      Dilip M. Worah. Mr. Worah has been employed by the Company since July 2001 as the Company's Chief Science Officer. Mr. Worah has been awarded two U.S. patents covering MRI technology and x-ray imaging agents and has published over 22 scientific papers. Prior to joining the Company, Mr. Worah was an independent consultant. From 1992 until 2001, Mr. Worah served as Vice President, Research and Development for SONUS Pharmaceuticals, a company engaged in the research and development of drug delivery systems and oxygen delivery products based on its emulsion and surfactant technology. In August 1984, Mr. Worah joined Salutar, Inc. as Manager, Biological Sciences. Prior to Salutar, Mr. Worah served as a scientist at Miles Laboratories, a pharmaceutical company. Before joining Miles Laboratories, Mr. Worah served as a manager of research and development at BioRad Laboratories and as a manager of research and development of International Diagnostic Technology, Inc. Mr. Worah graduated from the University of Denver in 1979 where he received a Masters of Science degree in Chemistry.

      David E. Wormuth. Mr. Wormuth has been employed by the Company since March 2001 as the Company's Senior Vice President, Operations. Prior to joining Nastech, Mr. Wormuth was President of David E. Wormuth & Associates, a consulting firm providing expert consultancy to the pharmaceutical industry in the areas of manufacturing and quality control. From 1992 until 1997, Mr. Wormuth served as Vice President of Operations for SONUS Pharmaceutical, Inc., a company engaged in the research and development of drug delivery systems and oxygen delivery products based on its emulsion and surfactant technology. Prior to joining SONUS, Mr. Wormuth spent 5 years in various operational/manufacturing positions with Kabivitrum, a Swedish firm, specializing in emulsion technology and the development of Amino Acids for LVP applications. Prior to Kabivitrum, Mr. Wormuth spent 13 years with Abbott Laboratories in various manufacturing roles until 1987. Mr. Wormuth graduated from Newberry College, Newberry South Carolina in 1967 where he received a Bachelor of Arts degree in History and Political Science.

EXECUTIVE COMPENSATION

      The following table sets forth certain information regarding compensation paid by the Company during each of the Company's last three fiscal years to (i) the person who served as the Company's Chief Executive Officer during the last completed fiscal year, (ii) the four most highly compensated officers of the Company other than the Chief Executive Officers who were serving as executive officers at the end of the last completed fiscal year, and (iii) certain executive officers who were not serving as an executive officer at the end of the last fiscal year, but would have been included under (ii) above if such officer was an executive officer at the end of such fiscal year.

Summary Compensation Table

Name and Principle                                                      Options    All Other (H)
Position                          Year       Salary        Bonus       (#Shares)   Compensation
--------                          ----       ------        -----       ---------   ------------
Dr. Steven C. Quay                2001      $300,000      $41,231             0      $113,417
President and                     2000      $121,000      $15,000       600,000      $      0
Chief Executive Officer (A)

Dr. Vincent D. Romeo
President and Chief               2000      $ 84,000      $     0         5,000      $284,000
Executive Officer (B)             1999      $242,000      $46,000        25,000      $      0

Mr. Dilip Worah                   2001      $ 72,468      $     0        80,000      $ 38,879
Chief Scientific Officer (C)

Mr. David Wormuth                 2001      $141,356      $36,600        80,000      $ 45,045
Vice President (D)

Mr. Andrew P. Zinzi               2001      $215,000      $84,587             0      $      0
Chief Financial Officer (E)       2000      $174,000      $25,000        65,000      $      0
                                  1999      $170,000      $22,000        35,000      $      0

Dr. Charan R. Behl                2001      $  3,846      $     0             0      $145,000
Executive Vice President,         2000      $200,000      $55,000        15,000      $      0
Research & Development (F)        1999      $254,000      $77,000        48,000      $      0

Ms. Carol Wenig                   2001      $ 47,025      $ 9,562         5,000      $      0
Secretary (G)                     2000      $105,000      $13,000        15,000      $      0
                                  1999      $ 99,000      $ 5,000             0      $      0

(A)   Dr. Steven C. Quay commenced employment with the Company in August 2000.
(B) Dr. Vincent D. Romeo, who died on May 1, 2000, served as President and Chief Executive Officer of the Company from August 1991 through October 1997, and President effective January 1, 1999.
(C)   Mr. Worah commenced employment with the Company in July 2001.
(D)   Mr. Wormuth commenced employment with the Company in March 2001.
(E) Mr. Zinzi commenced employment with the Company in November 1996. He resigned effective December 31, 2001.
(F) Dr. Behl commenced employment with the Company in January 1995. He resigned effective January 8, 2001.
(G) Ms. Wenig commenced employment with the Company in 1983. She resigned effective May 3, 2001.
(H) The amounts shown in this column include the following: other compensation paid to Dr. Steven C. Quay represents temporary living expense, other compensation paid to Mr. Dilip M. Worah represents temporary living expense, other compensation paid to Mr. David E. Wormuth represents temporary living expense of $45,000 and bonus of $36,000. Other compensation paid to the estate of Dr. Vincent Romeo includes the fair market value of only the portion of the unvested options which have been accelerated and are exercisable at less than the fair market value on the date of the acceleration. The value of these 25,000 shares was $34,000. The value of options accelerated, i.e.; 105,000 options, at prices above the fair market value on the date of acceleration, is not included. Other compensation paid to Dr. Behl represents a severance payment of $123,077 and $149,000 as the fair market value of only the portion of the unvested options, which have been accelerated and are exercisable at less than the fair market value on the date of the acceleration. The value of these 11,000 shares was $88,000.
(I) In August 1998, the Company's Board of Directors approved a stock option exchange program in which it offered all holders the right to exchange their options for the same number of new options with a lower exercise price but with a modified term of vesting. All options with an exercise price greater than $5.63 per share were eligible for this program and were exchanged during 1998. The Summary Compensation Table excludes options exchanged pursuant to this program.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

      The following table provides the specified information concerning grants of options to purchase the Company's Common Stock during the fiscal year ended December 31, 2001, to the executive officers named in the Summary Compensation Table who held such position for any period during the last fiscal year:

Individual Grant in Last Fiscal Year

                                             % of Total Options
                                                 Granted to                                               Hypothetical
                          Options Granted    Employees in Fiscal    Exercise or Base     Expiration      Value at Grant
                          (Shares) (1)(2)       Year 2001 (4)        Price ($/Share)        Date            Date (3)
Ms. Carol Wenig                 5,000              1.22%                 $  8.750         05/01/03          $ 30,300

Mr. Dilip Worah                80,000             19.59%                 $  8.590         08/31/06          $476,000

Mr. David Wormuth              80,000             19.59%                 $  4.625         03/23/06          $256,800

Dr. Steven C. Quay                  0                 0%                       --               --                --

Mr. Andrew D. Zinzi                 0                 0%                       --               --                --

Dr. Charan R. Behl                  0                 0%                       --               --                --

(1) The options to be granted under the plans are designated as incentive stock options or non-incentive stock options by the Board of Directors, which also has discretion as to the persons to be granted options, the number of shares subject to the options and the terms of the option agreements. The plans provide that options granted thereunder shall be exercisable during a period of no more than ten years (five years in the case of 10% stockholders) from the date of grant, depending upon the specific stock option agreement, and that, with respect to incentive stock options, the option exercise price shall be at least equal to 100% of the fair market value of the Common Stock at the time of grant (110% in the case of 10% stockholders). All outstanding options are subject to optionee's continuous employment or association with the Company. Under the plans, the Board retains discretion to modify the terms of outstanding options, subject to the provisions of the plans.
(2)   Options granted at market value on the date of grant.
(3) The estimated present value at grant date of options granted during 2001 has been calculated using the Black-Scholes option pricing model, based upon the following assumptions: estimated time until exercise of 5.0 years; a risk-free interest rate of 3.59%, representing the 2001 weighted average interest rate on U.S. Government 3 year T-Bills and a volatility rate of 86.0%. The approach used in developing these assumptions is consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation."
(4) Options previously granted to Dr. Vincent D. Romeo to purchase 135,000 shares that had their vesting date accelerated in the name of the Estate of Dr. Vincent D. Romeo have been excluded.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

      The following table provides information related to the number and value of stock options and stock appreciation rights held at fiscal year end by the executive officers named in the Summary Compensation Table. The Company did not issue stock appreciation rights in 2001.

                                                                 Number of Unexercised         Value of Unexercised In-the Money

                                Shares                       Options at December 31, 2001       Options at December 31, 2001 (a)
                             acquired on       Value        -------------------------------     -------------------------------
                               exercise     realized ($)    Exercisable       Unexercisable     Exercisable       Unexercisable
                               --------     ------------    -----------       -------------     -----------       -------------
Dr. Steven C. Quay              54,427        $408,190        145,573            400,000         $  769,986         $2,761,972

Mr. Andrew P. Zinzi                  0               0         96,667                  0         $1,047,890         $        0

Ms. Carol Wenig                 20,000        $172,025         60,000                  0         $  595,000         $        0

Dr. Vincent D. Romeo            45,000        $192,700         95,000                  0         $  943,125         $        0

Mr. Dilip Worah                      0               0              0             80,000         $        0         $  552,800
                                                                                                                             0
Mr. David Wormuth                    0               0              0             80,000         $        0         $  870,000

Dr. Charan R. Behl              91,334        $521,349              0                  0         $        0         $        0

(a) Market value of shares covered by in-the-money options on December 31, 2001, less option exercise price. Options are in-the-money if the m arket value of the shares covered thereby is greater than the option exercise price.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      The Company's Compensation Committee (the "Committee") is composed entirely of independent, outside directors and establishes the general compensation policies of the Company, specific compensation for each executive officer of the Company and administers the Company's Stock Option Plans. The Company's goal for the Committee is to have the members of the Committee design compensation packages for executive officers of the Company sufficient to attract and retain persons of exceptional quality, and to provide effective incentives to motivate and reward such executives for achieving the scientific, financial and strategic goals of the Company essential to the Company's long-term success and growth in stockholder value. The Company's typical executive compensation package consists of three main components: (1) base salary; (2) incentive cash bonuses; and (3) stock options.

Base Compensation

      The Committee's approach is to offer executive salaries competitive with those of other executives in the industry in which the Company operates. To that end, the Committee evaluates the competitiveness of its base salaries based upon information drawn from various sources, including published and proprietary survey data, consultants' reports and the Company's own experience recruiting and training executives and professionals. The Company's base salary levels are intended to be consistent with competitive practice and level of responsibility, with salary increases reflecting competitive trends, the overall financial performance of the Company and the performance of the individual executive.

Bonuses

      In addition to base salary, executives and managers are eligible to receive discretionary bonuses, from time to time, upon the achievement of certain scientific, financial and marketing milestones. In addition, at the beginning of each year, the Committee and the CEO review each individual's job responsibilities and goals for the upcoming year. The amount of the bonus and any performance criteria vary with the position and role of the individual within the Company.

Stock Option Grants

      The Company, from time to time, grants stock options in order to provide certain executives with a competitive total compensation package and to reward them for their contribution to the long-term price performance of the Company's Common Stock. Grants of stock options are designed to align the executive's interest with that of the stockholders of the Company. In awarding option grants, the Committee will consider, among others, the amount of stock and options presently held by the executive, the executive's past performance and contributions, and the executive's anticipated future contributions and responsibilities.

      On May 2, 2002, the Board of Directors of the Company approved a new stock option plan -- the Nastech Pharmaceutical Company Inc. 2002 Stock Option Plan (see "Proposal 3" of this Proxy Statement) -- which, if approved and adopted by the Stockholders at the annual meeting, will make available 1,400,000 shares of Common Stock for issuance under such plan. The Committee believes that granting additional equity incentives to executives under the 2002 Plan is warranted to continue the Company's goal of aligning executive and stockholder interests, rewarding past performance, and encourage future efforts. The Committee will continue to review option-based compensation from time to time and reward executives with compensation reflecting the Company's and executives' performance.

Compensation for the Executive Management

      In 2001, executive management of the Company were awarded incentive bonuses based upon the achievement of certain milestones, including, among others, the advancement of certain products to later stages of development and the successful completion of certain capital and financing transactions.

      On May 2, 2002, the Company entered into an Amended and Restated Employment Agreement with its President and Chief Executive Officer, Dr. Steven
C. Quay. See "Employment Contracts, Termination of Employment and Change In Control Arrangements" above. Under Dr. Quay's Amended and Restated Employment Agreement, his salary was increased from $300,000 to $325,000 per year, with annual increases of 10% commencing January 1, 2003. In connection with the amendment to Dr. Quay's employment agreement, he was granted an additional 900,000 options under the 2002 Plan, which vest over the next three-and-a-half years.

      Dr. Quay's Amended and Restated Employment Agreement was negotiated at arms length and reflects increases in compensation approved by the Committee. Prior to determining the appropriate level of increase in Dr. Quay's compensation, the Committee considered Dr. Quay's performance since he was hired in August 2000 and the Company's performance during the fiscal year 2001 as reflected in the Company's Annual Report to Stockholders. The Committee also reviewed data assembled by outside compensation consultants concerning the compensation for similar positions at other biotechnology companies of comparable size. The Committee concluded that Dr. Quay's compensation as set forth in the amended employment agreement was appropriate and in the best interest of the Company.

      All stock options granted to Dr. Quay have an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant. In order to assure the retention of Dr. Quay and to tie Dr. Quay's compensation to the creation of long-term value for stockholders, the Committee provided that these stock options would vest over a three year period, with a portion of the options vesting only upon renewal of Dr. Quay's employment agreement in January 2006.

                                  COMPENSATION COMMITTEE
                                  Alvin Katz, John V. Pollock and Devin N. Wenig

AUDIT COMMITTEE REPORT

      The Company's Audit Committee is comprised of three independent directors and operates under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Appendix A. The Committee held four meetings in 2001. Management has the primary responsibility for the Company's systems of internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and accounting principles and to issue a report thereon. The Committee's primary duties and responsibilities are to:

      I. Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

      II. Monitor the independence and performance of the Company's independent auditors;

      III. Provide an avenue of communication among the independent auditors, management and the Board of Directors.

      The Committee has discharged all of its duties and responsibilities as set forth in Regulation S-K Item 306 including, without limitation, each of the duties and responsibilities discussed in the immediately preceding paragraph, pursuant to which the Committee has discussed the audited financial statements with the independent auditors and the Company's management. The Committee has discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards 61, as may be modified or supplemented. The Committee received the written disclosure and the letter from the independent auditors required by Independence Board Standard No. 1, as may be modified and supplemented, and has discussed with the auditor the auditor's independence. In particular, the Committee has discussed whether the provision of non-audit services is compatible with maintaining the independence of the auditor. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. In addition, the Committee supports the appointment of KPMG LLP as the Company's independent auditors, subject to shareholder ratification. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the SEC.

                                     AUDIT COMMITTEE
                                     Alvin Katz, John V. Pollock and Devin Wenig

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons. The Company is currently in compliance with Section 16(a); however, Alvin Katz and Devin Wenig, each a director were delinquent in filing a Form 4 during the course of the year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Mr. Bruce R. Thaw, a director, invoiced the Company approximately $42,000 for services rendered in connection with the Company's legal and regulatory matters in fiscal 2001. Mr. Thaw continues to act as general counsel for the Company for which he will be paid customary legal fees.

      In 1999, the Company agreed to provide split-dollar life insurance for its former Chairman of the Board of Directors, Devin Wenig, in consideration for services rendered and in lieu of cash remuneration. Over a 10-year period the Company will pay $397,000 in premiums. At the end of 15 years, the premiums are to be repaid to the Company; such repayment being secured by the Company's collateral interest in the insurance policy. For the years ended December 31, 2001 and 2000, the Company recognized $39,700 and $22,000, respectively, of expense related to this policy.

PROPOSAL NO. 1 -- NOMINATION AND ELECTION OF DIRECTORS

      At the Annual Meeting of Stockholders, eight directors are to be elected by the holders of the Common Stock to serve until the next Annual Meeting and until their successors have been elected and qualify. Certain information concerning the nominees for election at the Annual Meeting, each of whom is presently a director, and all the directors and officers as a group, is set forth below. While the Board of Directors has no reason to believe that any of those named will not be available as a candidate, should such a situation arise, the proxy may be voted for the election of the other nominees in the discretion of the persons acting pursuant to the proxy.

      The following information is submitted concerning the nominees for election as directors based upon information received by the Company from such persons:

Name                           Age     Position                                            Director Since
----                           ---     --------                                            --------------
Dr. Steven C. Quay             51      President, Chairman and Chief Executive Officer     2000
Devin N. Wenig                 35      Director                                            1991
John V. Pollock                63      Director                                            1993
Bruce R. Thaw                  49      Director                                            1991
Dr. Ian R. Ferrier             58      Director                                            1995
Grant W. Denison, Jr.          52      Director                                            1996
Alvin Katz                     72      Director                                            1993

      Dr. Steven C. Quay. Dr. Quay's biography is provided above under "Identification of Executive Officers".

      Bruce R. Thaw. Mr. Thaw has been a Director of the Company since June 1991. Mr. Thaw is currently the President and Chief Executive Officer of Bulbtronics, Inc., a national distributor of technical and specialty light sources and related products. Mr. Thaw is a practicing attorney and was admitted to the bar of the State of New York in 1978 and the California State Bar in 1983. From 1984 to the present Mr. Thaw has served as general counsel to the Company. Mr. Thaw is also a director of SafeNet, Inc., a publicly traded company that designs, manufactures and markets computer network security systems and products, and Amtech Systems, Inc., a publicly traded company engaged in the semi-conductor equipment industry.

      Devin N. Wenig. Mr. Wenig served as Chairman of the Board of Directors of the Company from June 1991 to March 1999 and currently serves as a Director. Mr. Wenig has served as President of Reuters Information since January 2001. Reuters Information is the global division of Reuters that extends from full service information and software applications to internet solutions serving the financial services industry and their clients (2000 Revenue of $2.5 billion). Prior to this role, Mr. Wenig served as Managing Director of Marketing, Reuters Information, Executive Vice President of Marketing, Reuters America, and Senior Vice President of Business Development, Reuters America. He joined Reuters in 1993 as Corporate Counsel, Reuters America. Mr. Wenig serves as a Director of a number of Reuters' subsidiaries and portfolio companies, including Aether Systems, Inc., Multex.com, Intralinks, Inc., Loan Pricing Corporation, and Sila Communications. Before joining the Reuters organization, Mr. Wenig worked with the firm of Cravath, Swaine & Moore as a Mergers and Acquisitions attorney. There he managed several of their largest global transactions, including leveraged buyouts, hostile transactions and cross-border mergers. Mr. Wenig received a B.A. degree from Union College and a J.D. degree from the Columbia University School of Law.

      Grant W. Denison, Jr. Mr. Denison has been a Director of the Company since 1996. Mr. Denison is currently a venture capitalist and entrepreneur specializing in life sciences. In 2001 he served as interim president and CEO of Genetronics, Inc. From 1997 to 2000 he was the Chairman and CEO of BioMarin Pharmaceutical Inc., a company he co-founded in 1997. Under his leadership, BioMarin raised approximately $69.0 million in private financings and $67.3 million in a July 1999 IPO dual listing on Nasdaq National Market and Swiss New Market exchanges. He also formed a joint venture with Genzyme General to develop and commercialize BioMarin's lead enzyme replacement product, which has completed pivotal clinical trials. Mr. Denison has 25 years experience in senior management in major pharmaceutical companies. During his ten years at Monsanto/Searle, he served as a member of the executive committees of both companies. As President of Worldwide Consumer Products and Senior Vice President for Business Development at Searle, he was responsible for the general management of Searle's consumer products business and all pharmaceutical, diagnostics and consumer licensing and business development. He also served as Corporate Vice President, Strategic Planning for Searle's parent company, Monsanto, during a period of major restructuring and portfolio realignment. In addition, he was President of Searle's U.S. Pharmaceutical Operations during a period of significant sales and earnings growth in the late 1980's. Prior to joining Searle, Mr. Denison was Vice President of International Operations for Squibb Medical Systems and also held a number of management positions during his 13 years at Pfizer, Inc., including Vice President of Pharmaceutical Planning and Business Development from 1980 to 1985. During the course of his career at Pfizer, he negotiated numerous licensing agreements, acquisitions and strategic alliances. Mr. Denison holds an MBA from Harvard Business School, and he graduated from Colgate University magna cum laude with a bachelor's degree with High Honors in Mathematical Economics.

      Dr. Ian R. Ferrier. Dr. Ferrier was appointed to the Company's Board of Directors in January 1995. Dr. Ferrier is the founder, President and Chief Executive Officer of Bogart Delafield Ferrier Inc., and has served in such capacity since its inception in 1982. Trained in medicine and pharmacology, Dr. Ferrier has managed and directed pharmaceutical programs and guided the growth of several multinational companies. He has served on the Board of Directors of a number of health care and biotechnical firms, as well as serving as consultant to many of the world's major pharmaceutical companies. From 1982 to 1987, Dr. Ferrier served as President of McCann Healthcare Inc. From 1982 to 1983, Dr. Ferrier served as Chairman of The Covington Group of Companies, in 1982 as Executive Vice President of TechAmerica Group and from 1979 to 1982, as Vice President of Kalipharma Inc. From 1975 to 1979, Dr. Ferrier served as Chief Executive Officer of the Monadnock Medical Center. Dr. Ferrier received a BSc in Pharmacology from the University of Edinburgh, Edinburgh Scotland; served his residency training in nephrology/clinical pharmacology at Southmead General Hospital, University of Bristol Associated Hospitals, Bristol, England; and his post-graduate internship at the Western General Hospital of the University of Edinburgh Associated Hospitals, Edinburgh, Scotland.

      Alvin Katz. Mr. Katz was appointed to the Board of Directors of the Company in September 1993 and is currently an independent management consultant. Since 1981, he has served as an adjunct professor (retired) of Business Management at Florida Atlantic University. In 1991, Mr. Katz was appointed Chief Executive Officer of Odessa Engineering Corp., a company engaged in the manufacturing of pollution monitoring equipment. He held this position until that company was sold in September 1992. Mr. Katz also serves on the Board of Directors of Amtech Systems Inc., which is engaged in the manufacture of capital equipment in the computer chip manufacturing business and Blimpie International, Inc., which is engaged in fast food franchising. Mr. Katz holds a B.S. in Business Administration degree from New York University and has done graduate work at C.U.N.Y. -- Baruch School.

      John V. Pollock. Mr. Pollock was appointed to the Company's Board of Directors in September 1993. Mr. Pollock is presently the Executive Vice President and a member of the Board of Directors of SequoiaBank in Bethesda, Md. From 1975 through the present, he has been a senior banking executive and CEO of other banks in the Washington, D.C. area. From 1991 to the present, Mr. Pollock has served as a director of Frank E. Basil, Inc., a worldwide provider of facilities maintenance, engineering and operations maintenance services. Mr. Pollock has also served as a consultant to the partners of Basil Properties and as President of Nastech-Basil International, Inc., a joint venture between Basil Properties and the Company, which was dissolved in 1993.

      The Company does not have a nominating or similar committee. There were seven (7) Board meetings held during the year ended December 31, 2001. Each director attended all meetings of the Board and any committee of which he was a member, with the exception of Dr. Ian Ferrier and Alvin Katz who each missed one meeting and Devin Wenig who missed three meetings.

PROPOSAL NO. 2 -- INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      The Company's Board of Directors has appointed KPMG LLP to perform the annual audit of the books of the Company for the fiscal year ended December 31, 2001. A representative of KPMG LLP is expected to be present at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.

PROPOSAL NO. 3 -- 2002 STOCK OPTION PLAN

      The Company's Board of Directors has determined that it is in the best interests of the Company and its stockholders to approve the 2002 Stock Option Plan (the "2002 Plan"). The 2002 Plan is intended to supplement the 2000 Nonqualified Stock Option Plan (the "2000 Plan"). On May 2, 2002, the Board of Directors approved the 2002 Plan, subject to stockholder approval, and reserved Common Stock for issuance thereunder in the amount of 1,400,000 shares. A copy of the 2002 Plan is attached to this Proxy Statement as Appendix B, and statements herein regarding the Plan are qualified by reference to the complete Plan.

      As of the Record Date, there were 454,657 stock options outstanding under the 2000 Plan, which were granted to 65 executive officers and employees of the Company, and 25,156 options under the 2000 Plan have previously been exercised (see "Executive Compensation" and "Option/SAR Grants in Last Fiscal Year"). There are no other stock options outstanding to purchase shares of the Company's Common Stock under the 2000 Plan. The Company has also granted 900,000 stock options to the Company's Chief Executive Officer under the 2002 Plan, which grant is subject to stockholder approval of the 2002 Plan. See "Employment Contracts, Termination of Employment and Change In Control Arrangements" above.

Purpose Of The 2002 Plan

      The purpose of the 2002 Plan is to advance the interests of the Company and its Stockholders by attracting and retaining key personnel and consultants. Specifically, the 2002 Plan is designed to provide incentives to certain employees (including officers and directors who are subject to control and direction of the Company with regard to both the work to be performed and the manner and method of performance), consultants, and directors of the Company or any subsidiary, including any prospective employee or employee on an approved leave of absence, by providing them with opportunities to purchase Common Stock in the Company pursuant to options granted thereunder which qualify as "incentive stock options" under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") ("ISOs") or that do not qualify as ISOs.

Administration

      The 2002 Plan will be administered by a committee of two or more members of the Board of Directors, each of which shall qualify as an "outside director" as defined for purposes of the regulations under Section 162(m) of the Code and as "non-employee directors" under Section (b)(3)(i) of Rule 16b-3 or any successor provision under the Exchange Act (the "Committee"). The Committee has authority (i) to determine when and to whom Options should be granted and the terms, conditions and restrictions applicable to each Option, including, without limitation, (A) the exercise price of the Option, (B) the method of payment for Shares purchased upon the exercise of the Option, (C) the method of satisfaction of any tax withholding obligation arising in connection with the Option, (D) the timing, terms and conditions of the exercisability of the Option or the vesting of any Shares acquired upon the exercise thereof, (E) the time of the expiration of the vesting of any Shares acquired upon the exercise thereof, (F) the effect of the grantee's termination of employment or service with the Company on any of the foregoing, and (G) all other terms, conditions and restrictions applicable to the Option or such Shares not inconsistent with the terms of the Plan; (ii) to interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan; (iii) to make, amend and rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of the Plan, including, without limitation, rules with respect to the exercisability and forfeitability of Options upon the termination of employment or service of a grantee; (iv) to determine the terms, conditions and restrictions of all option agreements (which need not be identical) and, with the consent of the Grantee, to amend any such option agreement at any time, among other things, to permit transfers of such Options to the extent permitted by the Plan, except that the consent of the grantee shall not be required for any amendment which (A) does not adversely affect the rights of the grantee or
(B) is necessary or advisable (as determined by the Committee) to carry out the purpose of the Option as a result of any change in applicable law; (v) to cancel, with the consent of the grantee, outstanding Options and to grant new Options in substitution therefor; (vi) to accelerate the exercisability of, and to accelerate or waive any or all of the terms, conditions and restrictions applicable to, any Option or any group of Options for any reason and at any time, including in connection with a termination of employment (other than for Cause), although the Plan's prohibition of repricing of stock options previously granted cannot be waived; (vii) to extend the time during which any Option or group of Options may be exercised; (viii) to make such adjustments or modifications to Options to grantees working outside the United States as are advisable to fulfill the purposes of the Plan; (ix) to impose such additional terms, conditions and restrictions upon the grant, exercise or retention of Options as the Committee may, before or concurrent with the grant thereof, deem appropriate; and (x) to take any other action with respect to any matters relating to the Plan for which it is responsible.

Eligibility

      Options may be granted only to employees (including officers and directors who are subject to control and direction of the Company with regard to both the work to be performed and the manner and method of performance), consultants, and directors of the Company or any subsidiary, including any prospective employee or employee on an approved leave of absence. Options that constitute ISOs may only be granted to employees of the Company or any subsidiary. No option shall be granted pursuant to the 2002 Plan after ten years from the earlier of the date the 2002 Plan is adopted by the Board or the date the 2002 Plan is duly approved by the stockholders of the Company. During any calendar year, no employee or consultant shall be granted any Options, which, in the aggregate, would exceed 1,000,000 shares of Common Stock.

Option Price and Terms

      The option price of each share of Common Stock subject to an option will be fixed by the Committee no later than the date of grant. The exercise price for a share of Common Stock may not be less than the fair market value of a share of Common Stock on the date of grant and in the case of an ISO granted to an employee owning more than 10% of the Company's Common Stock, the exercise price for each share of Common Stock must be at least 110% of the fair market value of the Common Stock on the date of grant.

      The 2002 Plan contains a prohibition against decreasing the exercise price of a stock option after the date of grant without first obtaining stockholder approval, other than in connection with adjustments following stock-splits or other similar events. In addition, the 2002 Plan contains a prohibition against canceling outstanding Options and granting replacement stock options with a lower exercise price without first obtaining stockholder approval.

      The Committee determines the duration period for Options provided it is not longer than five (5) years, in the case of ISOs granted to employees who hold ten percent (10%) of the outstanding stock of the Company. In addition, the exercisability of any Option is subject to any terms or conditions with respect to termination, vesting and payment. Except as otherwise provided in the option agreement, if the grantee's employment is terminated for any reason other than his death or disability or termination for cause, any Options unexercised, to the extent exercisable immediately before the grantee's termination of employment or consulting relationship, may be exercised in whole or in part, not later than three (3) months following the date of termination and any Options which were not exercisable at such time will terminate effective immediately upon termination of employment or consulting relationship. Except as otherwise provided in the option agreement, if the grantee dies during the term of his employment or consulting relationship, any Option granted to him, whether exercisable or not at the time of death, may be exercised in whole or in part, within the first twelve (12) months after such termination of employment or consulting relationship. Except as otherwise provided in the option agreement, if the grantee is permanently and totally disabled within the meaning of Section 22(c)(3) of the Code, any Option granted to him, whether exercisable or not at the time of death, may be exercised in whole or in part, within the first twelve
(12) months after such termination of employment or consulting relationship. The terms of any grant under the 2002 Plan shall be set forth in a written agreement between the Company and the grantee. The 2002 Plan provides for the payment of the exercise price of an option by surrender of previously owned shares of Common Stock of the Company, in accordance with procedures previously approved by the Company, through the sale of the shares acquired on exercise of the Option through a bank or broker-dealer to whom the grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise; or the Committee may in its discretion allow a grantee to defer payment to the Company of all or any portion of (a) the price of an Option or (b) any taxes associated with the exercise or nonforfeitability of an Option.

Transferability

      Options granted under the Plan are not assignable or transferable by the grantee otherwise than by will or the laws of descent and distribution, and, during the lifetime of the grantee, may only be exercised by the grantee or his or her guardian or legal representative, except that in respect of Options other than ISOs, a grantee may, if permitted be the Committee, in its discretion, (a) designate in writing a beneficiary to exercise an Option after his or her death (if that designation has been received by the Company prior to the grantee's death and (b) transfer the Option to one or more members of the grantee's immediate family.

Termination, Suspension or Modification of the 2002 Plan

      The Committee may amend or terminate the Plan at any time, except that no amendment shall be made without shareholder approval where such approval would be required under any applicable laws or regulations or under the listing requirements of any securities exchange or national market system on which are listed the Company's equity securities and the Committee may not without the approval of the Company's shareholders amend the 2002 Plan to increase the total number of Shares reserved for the purposes of the 2002 Plan except for equitable adjustments to reflect a stock dividend, stock split, reverse stock split, recapitalization, merger, consolidation, spin-off, split-off, reorganization, rights offering, liquidation or similar event, of or by the Company. Unless the 2002 Plan shall theretofore have been terminated by the Committee, the 2002 Plan shall terminate on the date on which all of the shares available for issuance and all restrictions on such shares under the terms of the 2002 Plan and the agreements evidencing Options granted under the 2002 Plan have lapsed. Notwithstanding the foregoing, if the maximum number of shares issuable pursuant to the 2002 Plan has been increased at any time, all Options shall be granted, if at all, no later than the last day preceding the ten (10) year anniversary of the earlier of (a) the date on which the latest such increase in the maximum number of shares issuable under the 2002 Plan was approved by the shareholders of the Company or (b) the date such amendment was adopted by the Committee. No termination shall affect any Option then outstanding under the Plan

Federal Income Tax Consequences

      An employee granted an ISO does not recognize taxable income either at the date of grant or at the date of its timely exercise. However, the excess of the fair market value of Common Stock received upon exercise of the ISO over the option exercise price is an addition in computing alternative minimum taxable income under Section 56(b)(3) of the Code and may be subject to the alternative minimum tax imposed by Section 55 of the Code. Upon disposition of stock acquired on exercise of an ISO, long-term capital gain or loss is recognized in an amount equal to the difference between the sales price and the ISO exercise price, provided that the option holder has not disposed of the stock within two
(2) years from the date of grant or within one (1) year from the date of exercise. If the ISO holder disposes of the acquired stock (including the transfer of acquired stock in payment of the exercise price of an ISO) without complying with both of these holding period requirements (a "Disqualifying Disposition"), the option holder will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the ISO is exercised or the amount realized on such

Disqualifying Disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on how long the shares are held. The Company and its subsidiaries are not entitled to a tax deduction upon either exercise of an ISO or disposition of stock acquired pursuant to such an exercise, except, subject to appropriate limitations including reasonableness of compensation, to the extent that the Option holder recognized ordinary income in a Disqualifying Disposition.

      In the case of an Option that is not an ISO, the option holder does not recognize taxable income on the date of the grant of the Option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise. The amount of ordinary income recognized by the option holder is deductible by the Company in the year that income is recognized, subject to any applicable limitations.

      The foregoing summary of the effect of United States federal income taxation laws upon the grantee and the Company in connection with the Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code or the regulations thereunder. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

      The Board of Directors unanimously recommends a vote FOR approval of Proposals No. 1, 2 and 3 and proxies solicited by the Board of Directors will be so voted unless stockholders specify on their proxy card a contrary choice.

STOCKHOLDER PROPOSALS

      Stockholders who wish to present proposals for action at the 2002 Annual Meeting of Stockholders should submit their proposals in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals must be received by the Secretary on or before January 7, 2003 in order to be considered for inclusion in next year's proxy materials.

COMPARISON OF STOCK PERFORMANCE

      The following graph and table compare the cumulative total shareholder returns of the Company's Shares, the NASDAQ Composite and NASDAQ Pharmaceutical Stocks. The graph assumes $100 invested on 01/01/97 in the Company's Shares in each of the indices. The shareholder return shown on the graph below is not necessarily indicative of future performance, and the Company will not make or endorse any predictions as to future shareholder returns.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                   AMONG NASTECH PHARMACEUTICAL COMPANY INC.,
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX

  [THE FOLLOWING TABLE WAS DEPICTED AS A LINE GRAPH IN THE PRINTED MATERIAL.]

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                            01/97      01/98        01/99       01/00     01/01
--------------------------------------------------------------------------------
Nastech Pharmaceutical
   Company Inc.             65.00       19.38       16.88       35.00     77.50
--------------------------------------------------------------------------------
Pharmaceutical Index       102.43      139.05      284.79      352.91    299.80
--------------------------------------------------------------------------------
Nasdaq Market Index        122.32      172.52      304.29      191.25    152.46
--------------------------------------------------------------------------------

                     ASSUMES $100 INVESTED ON JAN. 1, 1997
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC.31, 2001

FEES PAID TO THE INDEPENDENT AUDITORS

Audit Fees

      The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's annual consolidated financial statements for the year ended December 31, 2001 and the reviews of the unaudited interim financial statements included in the Company's Form 10-Q's for the year ended December 31, 2001 ("Audit Services") were $60,200.

Financial Information Systems Design and Implementation Fees

      KPMG LLP did not perform any professional services with respect to financial information systems design and implementation for the year ended December 31, 2001 ("Technology Services").

All Other Fees

      The aggregate fees billed by KPMG LLP for professional services other than Audit Services and Technology Services for the year ended December 31, 2001 were $21,950, including audit related services of $16,000. Audit related services principally include fees for accounting consultations on SEC filings.

ANNUAL REPORT TO STOCKHOLDERS

      The Annual Report to Stockholders of the Company for the year ended December 31, 2001, including audited financial statements is included herein.

OTHER MATTERS

      The Board of Directors of the Company does not know of any other matters that are to be presented for action at the Annual Meeting of Stockholders. If any other matters are properly brought before the meeting or any adjournments thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their best judgment.

                                             By order of the Board of Directors,


                                             Bruce R. Thaw,
                                             Secretary

April 30, 2002
Hauppauge, New York

PROXY

--------------------------------------------------------------------------------
                       NASTECH PHARMACEUTICAL COMPANY INC.
                                 45 Adams Avenue
                            HAUPPAUGE, NEW YORK 11788

               PROXY CARD, SOLICITED BY MANAGEMENT OF THE COMPANY

      The undersigned hereby constitutes and appoints Dr. Steven C. Quay, whom failing, Bruce R. Thaw, or any one of them acting in the absence of the other, with full power of substitution, to be the true and lawful attorneys and proxies for the undersigned to vote at the Annual Meeting of Stockholders of Nastech Pharmaceutical Company Inc. to be held at New York Helmsley Hotel 212 East 42nd Street, New York, New York 10017 on June 6, 2002 at 10:30 A.M. or at any adjournment thereof, Notice of which meeting together with a Proxy Statement has been received.

Said proxies are directed to vote the shares the undersigned would be entitled to vote if personally present upon the following matters, all more fully described in the proxy statement.

The shares represented by this Proxy will be voted and in the event instructions are given in the space provided, they will be voted in accordance therewith; if instructions are not given, they will be voted as recommended by the Directors with regard to the proposals.

                         (To Be Signed on Reverse Side.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       Please mark your
A |X|  votes as in this
       example

                                                    FOR all          WITHHOLD
                                                   nominees,        AUTHORITY
                                                   except as     to vote for all
                                                     noted           nominees

1.    The Election of Directors                       |_|               |_|

The Directors favor a vote FOR the following proposals:

Nominees:     Dr. Steven C. Quay
              Dr. Davin N. Wenig
              Dr. Iso Ferrier
              Grant W. Denison, Jr.
              Alvin Katz
              John V. Pollock
              Bruce R. Thaw

Instructions. To withhold your vote from any individual nominee, write that nominee's name on the space provided below. IF YOU DO NOT WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE AS PROVIDED HEREIN, YOU SHALL BE DEEMED TO HAVE GRANTED SUCH AUTHORITY.

________________________________________________________________________________

                                                     FOR      AGAINST    ABSTAIN

2.    Ratify the appointment of KPMG LLP as          |_|        |_|        |_|
      auditors

3.    To consider and approve the Company's 2002
      Stock Option Plan (the "2002 Plan") and
      reserve 1,400,000 shares of the Company's
      Common Stock for issuance under the 2002
      Plan; and

4. In accordance with their best judgment with respect to any other business that may properly come before the meeting.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement.

PLEASE DATE THIS PROXY, SIGN IT AND RETURN THE PROXY IN THE ENVELOPE PROVIDED.


Signature(s)__________________________________________  DATED __________________
                     SIGNATURE [IF HELD JOINTLY]

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator trustee or guardian please give full title as such.
--------------------------------------------------------------------------------

                                Please date, sign
                               and mail your proxy
                              card back as soon as
                                    possible!

                         Annual Meeting of Stockholders
                       NASTECH PHARMACEUTICAL COMPANY INC.

                                  June 6, 2002

                                   APPENDIX A

                       NASTECH PHARMACEUTICAL COMPANY INC.
            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I. AUDIT COMMITTEE PURPOSE

      The Audit Committee is appointed by the board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

      - Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

      - Monitor the independence and performance of the Company's independent auditors.

      - Provide an avenue of communicating among the independent auditors, management, and the Board of Directors.

      The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

II. AUDIT COMMITTEE COMPOSITION AND MEETINGS

      The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be an independent director, as such term is defined in the Nasdaq Stock Market Listing Requirements. All members of the Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Committee. Additionally, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

      Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

      The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee should meet at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the

Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

Review Procedures

1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published in accordance with SEC regulations.

2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgements.

3. In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

4. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

5. Approve the fees and other significant compensation to be paid to the independent auditors.

6. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

7. On an annual basis, obtain from the independent auditors a formal written statement delineating all relations between the auditor and the Company, consistent with Independence Standards Board Standard I.

8. Review the independent auditors' audit plan, discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

9. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

10. Obtain reports from management and the independent auditor that the Company's subsidiaries are in conformity with applicable legal requirements and the Company's Code of Conduct.

Other Audit Committee Responsibilities

11. On at least an annual basis, review with the Company's counsel, any legal matters that could have significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

12. Annually prepare a report to shareholders as required by the Securities and Exchange Commission.

13.   Review the appointment and replacement of senior financial executives.

14. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

15. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                                   APPENDIX B

                       NASTECH PHARMACEUTICAL COMPANY INC.
                             2002 STOCK OPTION PLAN

================================================================================

                       NASTECH PHARMACEUTICAL COMPANY INC.
                             2002 STOCK OPTION PLAN

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.  Purpose....................................................................1
2.  Scope of the Plan..........................................................1
3.  Administration.............................................................1
4.  Indemnification and Reimbursement..........................................2
5.  Eligibility................................................................3
6.  Conditions to Grants.......................................................3
7.  Non-Transferability........................................................4
8.  Exercise of Options........................................................4
9.  Loans......................................................................5
10. Notification under Section 83(b)...........................................5
11. Mandatory Tax Withholding..................................................5
12. Elective Share Withholding.................................................6
13. Corporate Transactions.....................................................6
14. Termination of Employment or Consulting Relationship.......................6
15. Plans of Foreign Subsidiaries..............................................7
16. Substituted Options........................................................7
17. Securities Law Matters.....................................................7
18. No Employment Rights.......................................................8
19. No Rights as a Shareholder.................................................8
20. Nature of Payments.........................................................8
21. Non-uniform Determinations.................................................8
22. Adjustments................................................................8
23. Amendments.................................................................9
24. Termination of the Plan....................................................9
25. No Illegal Transactions....................................................9
26. Constructive Sales........................................................10
27. Definitions...............................................................10
28. Controlling Law...........................................................13
29. Severability..............................................................13

                       NASTECH PHARMACEUTICAL COMPANY INC.
                             2002 STOCK OPTION PLAN

            This 2002 Stock Option Plan (the "Plan") is established by Nastech Pharmaceutical Company Inc., a Delaware corporation (the "Company"), effective as of May 2, 2002, subject to the approval of the shareholders of the Company within twelve (12) months thereafter.

            1. Purpose. The Plan is intended to provide Eligible Persons with equity ownership in the Company, thereby strengthening their commitment to the success of the Company, promoting the identity of interests between the Company's shareholders and such Eligible Persons and stimulating their efforts on behalf of the Company, and to assist the Company in attracting and retaining talented personnel.

            2. Scope of the Plan. Subject to adjustment in accordance with
Section 22, the total number of Shares available for issuance pursuant to the exercise of Options granted under the Plan shall be 1,400,000. In addition, the number of Shares for which Options may be granted to any individual Grantee in any calendar year shall not exceed 1,000,000. If any Shares subject to any Option granted hereunder are forfeited or such Option otherwise terminates without the issuance of such Shares or other consideration in lieu of such Shares, the Shares subject to such Option, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan. Shares awarded under the Plan may be treasury shares or newly-issued shares.

            3. Administration.

            (a) The Plan shall be administered by a Committee which shall consist of two or more members of the Board, all of whom shall qualify as "outside directors" as defined for purposes of the regulations under Section 162(m) of the Code and as "non-employee directors" under Section (b)(3)(i) of Rule 16b-3. The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case as the Board deems appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 and Section 162(m) of the Code as then in effect.

            (b) Subject to the express provisions of the Plan, the Committee shall have full and final authority and discretion as follows:

                  (i) to determine when and to whom Options should be granted and the terms, conditions and restrictions applicable to each Option, including, without limitation, (A) the exercise price of the Option, (B) the method of payment for Shares purchased upon the exercise of the Option, (C) the method of satisfaction of any tax withholding obligation arising in connection with the Option, (D) the timing, terms and conditions of the exercisability of the Option or the vesting of any Shares acquired upon the exercise thereof, (E) the time of the expiration of the vesting, if any, of any Shares acquired upon the exercise thereof, (F) the effect of the Grantee's termination of employment or service with the Company on any of the foregoing, and (G) all other terms, conditions and restrictions applicable to the Option or such Shares not inconsistent with the terms of the Plan;

                  (ii) to interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan;

                  (iii) to make, amend and rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of the Plan, including, without limitation, rules with respect to the exercisability and forfeitability of Options upon the termination of employment or service of a Grantee;

                  (iv) determine the terms, conditions and restrictions of all Option Agreements (which need not be identical) and, with the consent of the Grantee and subject to Section 23(b), to amend any such Option Agreement at any time, among other things, to permit transfers of such Options to the extent permitted by the Plan, except that the consent of the Grantee shall not be required for any amendment which (A) does not adversely affect the rights of the Grantee or (B) is necessary or advisable (as determined by the Committee) to carry out the purpose of the Option as a result of any change in applicable law;

                  (v) to cancel, with the consent of the Grantee, outstanding Options and to grant new Options in substitution therefor;

                  (vi) to accelerate the exercisability of, and to accelerate or waive (subject to Section 23(b)) any or all of the terms, conditions and restrictions applicable to, any Option or any group of Options for any reason and at any time, including in connection with a termination of employment (other than for Cause);

                  (vii) subject to Section 6(c), to extend the time during which any Option or group of Options may be exercised;

                  (viii) to make such adjustments or modifications to Options to Grantees working outside the United States as are advisable to fulfill the purposes of the Plan;

                  (ix) to impose such additional terms, conditions and restrictions upon the grant, exercise or retention of Options as the Committee may, before or concurrent with the grant thereof, deem appropriate; and

                  (x) to take any other action with respect to any matters relating to the Plan for which it is responsible.

The determination of the Committee on all matters relating to the Plan or any Option Agreement shall be final.

            4. Indemnification and Reimbursement. Service as a member of the Committee or any other duly appointed committee shall constitute service as a Board member, and such members shall accordingly be entitled to full indemnification and reimbursement as Board members for their service as members of the Committee or any other duly appointed committee. No Committee or other duly appointed committee member shall be liable for any act or omission made in good faith with respect to the Plan or any Option granted under the Plan.

            5. Eligibility. The Committee may, in its discretion, grant Options to any Eligible Person, whether or not he or she has previously received an Option, except in the case of an ISO which can only be granted to an Employee of the Company or any Subsidiary.

            6. Conditions to Grants.

            (a) General Conditions. Options shall be evidenced by written Option Agreements specifying the number of Shares covered thereby, in such form as the Committee shall from time to time establish. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

                  (i) The Grant Date of an Option shall be the date on which the Committee grants the Option or such later date as specified in advance by the Committee;

                  (ii) For all Options, the Option Term shall under no circumstances extend more than ten (10) years after the Grant Date and shall be subject to earlier termination as herein provided; and

                  (iii) Any terms and conditions of an Option not set forth in the Plan shall be set forth in the Option Agreement related to that Option.

            (b) Grant of Options; Determination of Option Price; No Repricing. No later than the Grant Date of any Option, the Committee shall determine the Option Price of such Option. Subject to Section 6(c), the Option Price of an Option may not be less than the Fair Market Value of a Share on the Grant Date. Except as otherwise provided in Section 22(c), in no event shall the Committee decrease the Option Price of an Option after the date of grant or cancel outstanding Options and grant replacement Options with a lower exercise price without first obtaining the approval of the shareholders of the Company.

            (c) Grant of ISOs. At the time of the grant of any Option, the Committee may, in its discretion, designate that such Option shall be made subject to additional restrictions to permit the Option to qualify as an "incentive stock option" under the requirements of Section 422 of the Code. Any Option designated as an ISO:

                  (i) shall have an Option Price that is not less than the Fair Market Value of a Share on the Grant Date and, if granted to a Ten Percent Owner, have an Option Price not less than 110% of the Fair Market Value of a Share on the Grant Date;

                  (ii) shall be for a period of not more than ten (10) years and, if granted to a Ten Percent Owner, not more than five (5) years, from the Grant Date and shall be subject to earlier termination as provided herein or in the applicable Option Agreement;

                  (iii) shall meet the limitations of this subparagraph 6(c)(iii). If the aggregate Fair Market Value of Shares with respect to which ISOs first become exercisable by a Grantee in any calendar year exceeds the limit determined in accordance with the provisions of Section 422 of the Code (the "Limit") taking into account Shares subject to all ISOs granted by the Company which are held by the Grantee, the excess will be treated as nonqualified Options. To determine whether the Limit is exceeded, the Fair Market Value of Shares subject to Options shall be determined as of the Grant Dates of the Options. In reducing the number of Options treated as ISOs to meet the Limit, the most recently granted Options will be reduced first. If a reduction of simultaneously granted Options is necessary to meet the Limit, the Committee may designate which Shares are to be treated as Shares acquired pursuant to an ISO;

                  (iv) shall be granted within ten (10) years from the date the Plan is adopted by the Board;

                  (v) shall require the Grantee to notify the Committee of any disposition of any Shares issued upon the exercise of the ISO under the circumstances described in Section 421(b) of the Code (a "Disqualifying Disposition"), within ten (10) business days after such Disqualifying Disposition; and

                  (vi) unless otherwise permitted by the Code, shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee's lifetime, only by the Grantee, except that the Grantee may, in accordance with Section 7, designate in writing a beneficiary to exercise his or her ISOs after the Grantee's death.

            7. Non-Transferability. An Option granted hereunder shall not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised during the Grantee's lifetime only by the Grantee or his or her guardian or legal representative, except that, subject to
Section 6(c) in respect of ISOs, a Grantee may, if permitted by the Committee, in its discretion, (a) designate in writing a beneficiary to exercise an Option after his or her death (if that designation has been received by the Company prior to the Grantee's death) and (b) transfer the Option to one or more members of the Grantee's Immediate Family.

            8. Exercise of Options.

            (a) Subject to Section 6 and except as otherwise provided in the applicable Option Agreement, each Option shall become exercisable at such time or times as may be specified by the Committee from time to time; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part (without reducing the term of such Option). The Option Agreement may contain precedent to the exercisability of Options, including without limitation, the achievement of minimum performance criteria.

            (d) An Option shall be exercised by the delivery to the Company during the Option Term of (i) a written notice of intent to purchase a specific number of Shares subject to the Option in accordance with its terms of the Option by the person entitled to exercise the Option and (ii) payment in full of the Option Price of such specific number of Shares in accordance with Section 8(c).

            (c) Payment of the Option Price may be made by any one or more of the following means:

                  (i) cash, check, or wire transfer;

                  (ii) Mature Shares, valued at their Fair Market Value on the date of exercise;

                  (iii) in accordance with procedures approved by the Company, through the sale of, or borrowing against, the Shares acquired on exercise of the Option through a bank or broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise; or

                  (iv) in the discretion of the Committee, payment may also be made in accordance with Section 9.

            9. Loans. The Committee may in its discretion allow a Grantee to defer payment to the Company of all or any portion of (a) the Option Price of an Option or (b) any taxes associated with the exercise or nonforfeitability of an Option. Any such payment deferral shall comply with all applicable laws and regulations (including applicable margin rules) and shall be on such terms and conditions as the Committee may determine, except that a Grantee shall not be entitled to defer the payment of such Option Price or any related taxes unless the Grantee enters into a binding obligation to pay the deferred amount. If the Committee has permitted a payment deferral in accordance with this Section 9, then the Committee may require the immediate payment of such deferred amount upon the Grantee's termination of employment or if the Grantee sells or otherwise transfers his or her Shares purchased pursuant to such deferral. The Committee may at any time in its discretion forgive the repayment of any or all of the principal of, or interest on, any such deferred payment obligation.

            10. Notification under Section 83(b). If the Grantee, in connection with the exercise of any Option which is exercisable for restricted stock, makes an election permitted under Section 83(b) of the Code (if applicable to such Grantee) to include in such Grantee's gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company, in writing, of such election within ten (10) days after filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Option or at any time thereafter, prohibit a Grantee from making the election described in this Section 10. Unless otherwise specified in the Option Agreement, any shares received upon exercise of any Option shall be fully vested.

            11. Mandatory Tax Withholding.

            (a) Whenever under the Plan, Shares are to be delivered upon exercise or payment of an Option or any other event with respect to rights and benefits hereunder, the Company shall be entitled to require (i) that the Grantee remit an amount in cash, or in the Company's discretion, Mature Shares or any other form of consideration, sufficient to satisfy all federal, state and local tax withholding requirements related thereto ("Required Withholding"),
(ii) the withholding of such Required Withholding from compensation otherwise due to the Grantee or from any Shares due to the Grantee under the Plan, or
(iii) any combination of the foregoing.

            (b) Any Grantee who makes a Disqualifying Disposition or an election under Section 83(b) of the Code shall remit to the Company an amount sufficient to satisfy all resulting Required Withholding, except that in lieu of or in addition to the foregoing, the Company shall have the right to withhold such Required Withholding from compensation otherwise due to the Grantee or from any Shares or other payment due to the Grantee under the Plan.

            (c) Any surrender by a Section 16 Grantee of previously owned Shares to satisfy tax withholding arising upon exercise of the Option must comply with the applicable provisions of Rule 16b-3(e).

            12. Elective Share Withholding. Subject to the provisions of this
Section 12, a Grantee may, with the prior consent of the Committee, elect the withholding by the Company of a portion of the Shares otherwise deliverable to such Grantee upon the exercise of an Option (a "Taxable Event") having a Fair Market Value equal to the minimum amount necessary to satisfy the Required Withholding liability attributable to the Taxable Event.

            13. Corporate Transactions. In the event of the proposed dissolution or liquidation of the Company, all Options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Committee and give each Grantee the right to exercise his or her Option as to all or any of the Shares issuable pursuant to the exercise of the Option, including Shares which would not otherwise be then issuable pursuant to the exercise of the Option. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Grantee shall have the right to exercise the Option in whole or in part, including Shares which would not otherwise be then issuable pursuant to the exercise of the Option. If the Board makes an Option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Grantee that the Option shall be exercisable for a period of not less than 15 days from the date of such notice, and the Option will terminate upon the expiration of such period.

            14. Termination of Employment or Consulting Relationship.

            (a) For Cause. If a Grantee's employment or consulting relationship is terminated for Cause, any unexercised Option shall terminate effective immediately upon such termination of employment or consulting relationship.

            (b) On Account of Death. Except as otherwise provided by the Committee in the Option Agreement, if a Grantee's employment or consulting relationship terminates on account of death, then any unexercised Option, whether or not exercisable on the date of such termination of employment or consulting relationship, may be exercised, in whole or in part, within the first twelve (12) months after such termination of employment or consulting relationship (but only during the Option Term) after the death of the Grantee by
(A) his or her personal representative or by the person to whom the Option is transferred by will or the applicable laws of descent and distribution, (B) the Grantee's designated beneficiary, or (C) a Permitted Transferee.

            (c) On Account of Disability. Except as otherwise provided by the Committee in the Option Agreement, if a Grantee's employment or consulting relationship terminates on account of Disability, then any unexercised Option, whether or not exercisable on the date of such termination of employment or consulting relationship, may be exercised in whole or in part, within the first twelve (12) months after such termination of employment or consulting relationship (but only during the Option Term) by the Grantee, or by (A) his or her personal representative or by the person to whom the Option is transferred by will or the applicable laws of descent and distribution, (B) the Grantee's designated beneficiary, or (C) a Permitted Transferee.

            (d) Any Other Reason. Except as otherwise provided by the Committee in the Option Agreement, if a Grantee's employment or consulting relationship terminates for any reason other than for Cause, retirement, death, or Disability, then any unexercised Option, to the extent exercisable immediately before the Grantee's termination of employment or consulting relationship, may be exercised in whole or in part, not later than three (3) months after such termination of employment or consulting relationship (but only during the Option Term), and any options which were not exercisable at such time shall terminate effective immediately upon such termination of employment or consulting relationship.

            15. Plans of Foreign Subsidiaries. The Committee may authorize any foreign Subsidiary to adopt this Plan for granting Options.

            16. Substituted Options. If the Committee cancels any Option (whether granted under this Plan or any plan of any entity acquired by the Company or a Subsidiary), the Committee may, in its discretion, substitute a new Option therefor upon such terms and conditions consistent with the Plan as the Committee may determine, except that (a) the Option Price of any new Option shall not be less than one hundred percent (100%) (one hundred ten percent (110%) in the case of an ISO granted to a Ten Percent Owner) of the Fair Market Value of a Share on the date of the grant of the new Option; and (b) the Grant Date of the new Option shall be the date on which such new Option is granted.

            17. Securities Law Matters.

            (a) If the Committee deems it necessary to comply with any applicable securities law, the Committee may require a written investment intent representation by the Grantee and may require that a restrictive legend be affixed to certificates for Shares. If, based upon the advice of counsel to the Company, the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Option would violate any applicable provision of (i) federal or state securities laws or (ii) the listing requirements of any national exchange or national market system on which are listed any of the Company's equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

            (b) Grants of Options to any Section 16 Grantee shall comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder for such grants to qualify for exemption from liability under Section 16(b) of the 1934 Act.

            18. No Employment Rights. Neither the establishment of the Plan nor the grant of any Option shall (a) give any Grantee the right to remain employed by the Company or any Subsidiary or to any benefits not specifically provided by the Plan or (b) modify the right of the Company or any Subsidiary to modify, amend, or terminate any employee benefit plan.

            19. No Rights as a Shareholder. A Grantee shall not have any rights as a shareholder of the Company with respect to the Shares which may be deliverable upon exercise or payment of such Grantee's Option until such Shares have been delivered to him or her. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment.

            20. Nature of Payments

.. Options shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of the Company or any Subsidiary or (b) any agreement between (i) the

Company or any Subsidiary and (ii) the Grantee, except as such plan or agreement shall otherwise expressly provide.

            21. Non-uniform Determinations. The Committee's determinations under the Plan need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Options, whether or not such persons are similarly situated. Without limiting the generality of the foregoing, the Committee shall be entitled, to enter into non-uniform and selective Option Agreements as to (a) the identity of the Grantees, (b) the terms and provisions of Options and (c) the treatment of terminations of employment.

            22. Adjustments. The Committee shall make equitable adjustment of:

            (a) the aggregate number of Shares available under the Plan for Options and the aggregate number of Shares for which Options may be granted to any individual Grantee in any calendar year pursuant to the second sentence of
Section 2;

            (b) the number of Shares covered by an Option; and

            (c) the Option Price of all outstanding Options;

to reflect a stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, spin-off, split-off, reorganization, rights offering, liquidation or similar event, of or by the Company.

            23. Amendments.

            (a) Amendments to the Plan. The Committee may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination may be made to the prohibition on repricing contained in Section 6(b) without shareholder approval; and provided further that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan; and provided further that any such amendment, alteration, suspension, discontinuation or termination that would impair the rights of any Grantee or any beneficiary of any Option theretofore granted shall not to the extent be effective without the consent of the affected Grantee or beneficiary.

            (b) Amendments to Options. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Option theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Grantee or beneficiary of any Option theretofore granted shall not to that extent be effective without the consent of the affected Grantee or beneficiary; and provided further that, except as otherwise provided in Section 22(c), the Committee may not decrease the Option Price of an Option after the date of grant or cancel outstanding Options and grant replacement Options with a lower exercise price without first obtaining shareholder approval.

            24. Termination of the Plan. The Plan shall continue in effect until the earlier of its termination by the Committee or the date on which all of the Shares available for issuance pursuant to the exercise of Options granted under the Plan have been issued and all restrictions on such Shares under the terms of the Plan and the agreements evidencing Options granted under the Plan have lapsed. However, all Options shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the shareholders of the Company. Notwithstanding the foregoing, if the maximum number of Shares issuable pursuant to the Plan has been increased at any time, all Options shall be granted, if at all, no later than the last day preceding the ten (10) year anniversary of the earlier of (a) the date on which the latest such increase in the maximum number of Shares issuable under the Plan was approved by the shareholders of the Company or (b) the date such amendment was adopted by the Committee. No termination shall affect any Option then outstanding under the Plan.

            25. No Illegal Transactions. The Plan and all Options granted pursuant to it are subject to all applicable laws and regulations. Notwithstanding any provision of the Plan or any Option, Grantees shall not be entitled to exercise, or receive benefits under, any Option, and the Company shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.

            26. Constructive Sales. The Grantee shall not directly or indirectly, through related parties or otherwise "short" or "short against the box" (as those terms are generally understood in the securities markets), or otherwise directly or indirectly (through derivative instruments or otherwise) dispose of or hedge, any securities of the Company issuable upon exercise of such Grantee's Option(s). The foregoing provision may, at the discretion of the Committee, be reflected in the individual Option Agreements governing the terms and conditions of the Options granted by the Company to the Grantees (which shall be entered into following the grant of such Options by the Committee).

            27. Definitions. The terms set forth below have the indicated meanings which are applicable to both the singular and plural forms thereof:

            (a) "Board" shall mean the Board of Directors of the Company.

            (b) "Cause", with respect to any Employee or Consultant of the Company shall have the meaning set forth in such person's employment or consulting agreement or, in the absence of such an agreement or if such term is not defined in such agreement, shall mean any one or more of the following, as determined by the Committee (in the case of a Section 16 Grantee) or the Chief Executive Officer or President of the Company (in the case of any other Grantee):

                  (i) a Grantee's commission of a crime that is likely to result in injury to the Company or a Subsidiary;

                  (ii) the material violation by the Grantee of written policies of the Company or a Subsidiary;

                  (iii) the habitual neglect by the Grantee in the performance of his or her duties to the Company or a Subsidiary; or

                  (iv) a Grantee's willful misconduct or inaction in connection with his or her duties to the Company or a Subsidiary resulting in a material injury to the Company or a Subsidiary.

            (c) "Code" shall mean the Internal Revenue Code of 1986, as amended or superseded, and the regulations and rulings thereunder. Reference to a particular section of the Code shall include references to successor provisions.

            (d) "Committee" shall mean the committee of the Board appointed pursuant to Section 3(b) (which may or may not be the Compensation Committee of the Company), or if not so appointed, shall mean the entire Board.

            (e) "Common Stock" shall mean the common stock, $0.006 par value per share, of the Company.

            (f) "Consultant" shall mean any person, including a Director, who is engaged by the Company or any Subsidiary or affiliate thereof, to render services to or for the benefit of the Company and is compensated for such services.

            (g) "Director" shall mean a member of the Board.

            (h) "Disability" shall mean a permanent and total disability, within the meaning of Section 22(e)(3) of the Code.

            (i) "Eligible Person" shall mean any Employee, Consultant or Director of the Company or any Subsidiary, including any prospective Employee or Employee on an approved leave of absence.

            (j) "Employee" shall mean any person treated as an employee (including officers and directors) in the records of the Company and who is subject to the control and direction of the Company with regard to both the work to be performed and the manner and method of performance. The payment of a director's fee by the Company to a Director shall not be sufficient to constitute "employment" of the Director by the Company.

            (k) "Fair Market Value" per share of Common Stock on any relevant date shall mean such a value as determined in accordance with the following provisions:

                  (i) If the Common Stock is at that time listed on a national securities exchange, then the Fair Market Value shall mean the closing selling price per share of Common Stock on the exchange on which such Common Stock is principally traded on the relevant date or, if there were no sales on that date, the closing selling price of such Common Stock on the last preceding date on which there were sales.

                  (ii) If the Common Stock is at that time not listed on a national securities exchange but is traded on the Nasdaq National Market(R), Nasdaq Small Cap MarketSM or OTC Bulletin Board(R), as the case may be, then the Fair Market Value shall mean the closing selling price per share of Common Stock on the relevant date, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market(R), Nasdaq Small Cap MarketSM or OTC Bulletin Board(R), as the case may be, or any successor system. If there is no closing selling price for the Common Stock on the relevant date, then the Fair Market Value shall mean the closing selling price on the last preceding date for which such quotation exists.

                  (iii) If the Common Stock is neither listed on any national securities exchange nor traded on the Nasdaq National Market(R), Nasdaq Small Cap MarketSM or OTC Bulletin Board(R), then the Fair Market Value shall mean that value determined by the Committee after taking into account such factors as the Committee shall in good faith deem appropriate.

            (l) "Grant Date" shall have the meaning specified in Section 6(a).

            (m) "Grantee" shall mean an individual who has been granted an Option or any Permitted Transferee.

            (n) "ISO" shall mean an incentive stock option within the meaning of
Section 422 of the Code.

            (o) "Immediate Family" shall mean, with respect to a particular Grantee, the Grantee's spouse, children, parents, and grandchildren and trusts for the benefit of the Grantee and/or one or more of such individuals.

            (p) "Mature Shares" shall mean Shares for which the holder thereof has good title, free and clear of all liens and encumbrances, and which such holder has held for at least six (6) months.

            (q) "1934 Act" shall mean the Securities Exchange Act of 1934, as amended. References to a particular section of the 1934 Act or rule thereunder, include references to successor provisions.

            (r) "Option" shall mean options, including ISOs, granted under the Plan.

            (s) "Option Agreement" shall mean the written agreement by which an Option shall be evidenced. (nn) "Option Price" shall mean the per share exercise price of an Option.

            (t) "Option Term" shall mean the period beginning on the Grant Date of an Option and ending on the expiration date of such Option, as specified in the Option Agreement for such Option and as may, in the discretion of the Committee and consistent with the provisions of the Plan, be extended from time to time.

            (u) "Permitted Transferee" shall mean a person to whom an Option may be transferred or assigned in accordance with Section 7.

            (v) "Rule 16b-3" shall mean Rule 16b-3 of the SEC under the 1934 Act, as amended from time to time, together with any successor rule.

            (x) "SEC" shall mean the Securities and Exchange Commission.

            (y) "Section 16 Grantee" shall mean a person who is subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions involving equity securities of the Company.

            (z) "Share" shall mean a share of Common Stock.

            (aa) "Subsidiary" shall mean a subsidiary corporation as defined in
Section 424(f) of the Code (with the Company being treated as the employer corporation for purposes of this definition).

            (bb) "Ten Percent Owner" shall mean a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than ten percent of the total combined Voting Power of all classes of capital stock of the Company or any Subsidiary.

            (cc) "Voting Power" shall mean the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors.

            28. Controlling Law. The law of the State of Delaware, except its law with respect to choice of law, shall control all matters relating to the Plan.

            29. Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will given effect to the terms of such Section to the fullest extent possible while remaining lawful and valid.